EXHIBIT 10.3

CONSULTING AGREEMENT made this 1st day of March 2003

BETWEEN:	IKONA GEAR INTERNATIONAL INC
c/o 609 Granville Street, Suite 880
Vancouver, BC V7Y 1G5
(hereinafter called the “Company”)

AND:	110980 Investments Ltd.
5865 Marine Drive
West Vancouver, BC V7W 2S1
(hereinafter called the “Consultant”)

WHERAS:

	A.	The Company is involved in the development and commercialization of a patented gear technology.

	B.	The Company wishes to retain the Consultant to provide certain management services to the Company, and therefore enters into this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties mutually covenant and agree as follows: DUTIES OF THE CONSULTANT

1.	The Consultant will provide general corporate finance and business development services pursuant to the terms and conditions of this Agreement. These services are to be of a consulting nature.

2.	The Consultant will provide the following services to the Company:

	(a)	raising seed capital

	(b)	developing a corporate structure

	(c)	coordinating and organizing show and tells and investor relations activities;

	(d)	assisting in maintaining the Company’s business plan;

	(e)	working with the president of the Company and MCSI Consulting Services Inc. (“MCSI”) on corporate development;

	(f)	coordinating and supervising with MCSI the Company’s going public initiative;

	(g)	seeking out and negotiating financing(s) of the Company as required from time to time to carry out Company business;

	(h)	strategic and action-oriented business planning and implementation; and

	(i)	providing all services reasonably required of a Director of the Company, and Executive Vice President in charge of Business Development and Corporate Finance.

3.
The Consultant will, during the continuance of this Agreement, devote sufficient time to the business of the Company, for the performance of the said services faithfully, diligently, to the best of its abilities and in the best interests of the Company.

4.	The term of this Agreement will be for one year commencing March 1, 2003.

5.
Provided that the Consultant is not in default hereunder, this Agreement will automatically renew for a further one year term, and will successfully renew for further one year terms, unless the Consultant or the Company gives the other party 60 days notice of non-renewal, in which this Agreement will terminate.

6.
For the Consultant’s provision of services under this agreement, the Company will pay $7,500 per month to the Consultant together with reimbursement for all pre-approved expenses incurred in the course of performing its services. The Consultant will render invoices periodically, which are payable upon presentation.

7.	The Consultant or its principal, Denise Broderick may acquire shares in the Company.

(a)
the Consultant acknowledges that the shares may be subject to securities regulations restrictions. Full efforts will be made by the Company and its officers and directors to have all restrictions removed as quickly as possible.

	(b)	Previous cash advances by the Consultant or its personnel will be converted into US$0.25 seed capital in the Company.

8.	The Consultant or its personnel will be entitled to a commensurate number of stock options offered to the Directors of the Company for its services.

RESTRICTIONS ON THE CONSULTANT

9.
The Consultant or its personnel will not engage in any business which reasonably may detract from, compete with, or conflict with its duties to the Company without the consent of the Board of Directors of the Company. Furthermore, the Consultant or it personnel will not serve in any capacity with a competitor of the Company during the term(s) of this Agreement.

10.
The Consultant or its personnel will not, except as authorized or required by its duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to its knowledge during the term of this Agreement and will keep in complete secrecy all confidential information entrusted to it and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company’s business or may be likely so to do. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply three years after termination of this Agreement or at such time as such information or knowledge comes into the public domain.

TERMINATION

11.	This Agreement may be terminated by either party without notice and damages sought if at any time:

	(a)	the other party commits a material breach of a provision of this Agreement;

	(b)	the other party is unable or unwilling to perform the duties under this Agreement;

	(c)	the other party commits fraud or serious neglect or misconduct in the discharge of its or his duties hereunder or under the law; or

	(d)	the other party becomes bankrupt or makes any arrangement or compromise with its or his creditors.

ASSIGNMENT

12.	This Agreement may not be assigned by any party except with the written consent of the other party.

GENERAL

13.	Time will be of the essence of this Agreement.

14.
The parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

15.
This Agreement embodies the entire agreement and undertaking between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

16.	The following will be applied in interpreting this Agreement:

	(a)	this Agreement will ensure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns;

	(b)	any reference to the Company or the Consultant will include their heirs, executors, administrators, successors and assigns;

(c)
if any provision of this Agreement or any part of it is found or determined to be invalid such provision will be severable from this Agreement and the remainder of this Agreement will be construed as if such invalid provision or part had been deleted from this Agreement; and

	(d)	this Agreement and all matters arising under it will be governed by the laws of British Columbia.

17.
Any notice, direction or instrument required or permitted to be given hereunder will be given in writing and be mailed, postage prepaid or delivered by one party to the other at the addresses on page one. Any notice, direction or other instrument if delivered will be deemed to be given or made on the day on which it was delivered or if mailed, will be deemed to have been given or made on the third business day following the day on which it was mailed, provided that if there should be a postal strike, slow down or other labour dispute which might affect the delivery of such notice through the mail between the time of mailing and the actual receipt of notice then such notice will only be effective if actually delivered. Any party may, from time to time, give notice of any change of its respective address and, in such event, the address of such party will be deemed to be changed accordingly.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

IKONA GEAR INTERNATIONAL, INC.	110980 INVESTMENTS LTD.

Laith Nosh, President	Denise Broderick, President